Exhibit (i)(3)

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

April 1, 2013
Cushing Funds Trust
8117 Preston Road, Suite 440
Dallas, Texas 75225

Re:	Cushing Funds Trust, on behalf of its series, The Cushing Renaissance Advantage Fund — Registration Statement on Form N-1A (File Nos. 333-167481 and 811-22428)

Ladies and Gentlemen:

We have acted as special counsel to Cushing Funds Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), on behalf of its series, The Cushing Renaissance Advantage Fund (the “Fund”), in connection with the preparation of Post-Effective Amendment No. 13 to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) to be filed under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act, with the Securities and Exchange Commission (the “Commission”) on April 1, 2013.  The Registration Statement relates to the registration under the 1933 Act and 1940 Act of an indefinite number of each of Class A Shares of beneficial interest, par value $0.01 per share, Class C Shares of beneficial interest, par value $0.01 per share, and Class I Shares of beneficial interest, par value $0.01 per share, of the Trust on behalf of the Fund (collectively, the “Shares”).

This opinion is being furnished in accordance with the requirements of Item 28(i) of Form N-1A under the 1933 Act and the 1940 Act.

In rendering the opinion set forth herein, we have examined and relied upon the following:

(i)        a copy of the Certificate of Trust of the Trust, as amended through the date hereof, as certified by the Secretary of State of the State of Delaware;

(ii)       a copy of the Amended and Restated Agreement and Declaration of Trust of the Trust, dated June 4, 2012 (the “Declaration of Trust”), as certified by the Secretary of the Trust;

(iii)      a copy of the Amended and Restated By-Laws of the Trust, as amended to the date hereof, as certified by the Secretary of the Trust;

(iv)      a copy of the Certificate of Designation establishing the Fund as a series of the Trust, as certified by the Secretary of the Trust; and

(v)       certain resolutions adopted by the Board of Trustees of the Trust relating to the authorization, issuance and sale of the Shares, the filing of the Registration Statement and any amendments or supplements thereto and related matters, as certified by the Secretary of the Trust.

Cushing Funds Trust

April 1, 2013

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies, and the authenticity of the originals of such copies.  In rendering the opinion set forth below, we have assumed that the “certificateless” shares will be registered on the stock records of the Trust by the transfer agent and registrar for the Shares.  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials.

Members of our firm are admitted to the practice of law in the State of Delaware and we do not express any opinion as to any laws other than the Delaware Statutory Trust Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance and sale of Shares by the Trust on behalf of the Fund have been duly authorized by the Trust and, assuming the shareholders’ accounts have been duly credited and the Shares represented thereby have been fully paid for, such Shares will be validly issued, fully paid and, except as provided in Section 6.1(l) of the Trust’s Declaration of Trust, nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our name under the heading “Legal Counsel” in the prospectus which forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

                                                                                                    Very truly yours,

                                                                                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP